UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 14, 2011 (December 12, 2011)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

EV Energy Partners, L.P. (the “Partnership”) previously announced that its general partner, EV Energy Partners GP, L.P. (the “General Partner”) which owns the Incentive Distribution Rights (“IDRs”), as defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership (“the Partnership Agreement”), notified the Partnership that it has made an IDR Reset Election as defined in the Partnership Agreement.

Under the IDR Reset Election, the General Partner relinquished the right to receive incentive distribution payments based on the minimum quarterly and target cash distribution levels set at the time of EVEP’s initial public offering.  The Minimum Quarterly Distribution was increased from $0.40 to $0.7615 and the levels at which the IDRs participate in distributions was reset at higher amounts based on current common unit distribution rates and a formula in the Partnership Agreement.

In connection with the IDR Reset Election, the General Partner was issued 3,873,357 Class B units.  The number of Class B units is based on a formula set forth in the Partnership Agreement that takes into account the “cash parity” value of cash distributions related to the IDRs received by the General Partner as compared with the cash distributions per common unit.  Specifically, the number of Class B units equals the average amount of cash distributions received by the General Partner in respect of the IDRs during the two consecutive fiscal quarters ended immediately prior to the date of the IDR Reset Election ($2,949,561) divided by the average of the amount of cash distributed per common unit during each of these two quarters ($0.7615).

Under the terms of the Partnership Agreement, the IDR Reset Election became effective, and the Class B units were issued, on December 12, 2011.  Each Class B unit will become convertible into one common unit at the election of the holder of the Class B unit at any time following the first anniversary of the issuance of the Class B units.  Prior to converting into common units, each Class B unit will be entitled to the same distributions and voting rights as a common unit.  Under the terms of the Partnership Agreement, the IDR Reset Election does not affect the General Partner’s interest in the Partnership (which will remain at 2%), and the general partner is not required to make an additional capital contribution in connection with the IDR Reset Election.

Item 9.01 Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 14, 2011	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.